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                                                                        Reg. S-K
                                                                        Item 601
                                                                      Exhibit 23
                                                                     Page 1 of 1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements of Berkshire Hathaway Inc. on Form S-3 (File No. 333-41686), Form S-3 (File No. 333-44448), Form S-3 (File No. 333-61350), Form S-3 (File No. 333-68175, Form
S-8 (File No. 333-18443), Form S-8 (File No. 333-43366), Form S-8 (File No.
333-53046), Form S-8 (File No. 333-62273), Form S-8 (File No. 333-64284), Form
S-8 (File No. 333-70609), Form S-8 (File No. 333-74312), Form S-8 (File No.
333-75612) of our reports dated March 5, 2002, appearing in this Annual Report on Form 10-K of Berkshire Hathaway Inc. for the year ended December 31, 2001.




DELOITTE & TOUCHE LLP
Omaha, Nebraska
March 29, 2002


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